EXHIBIT 11

                       COMPUTATION OF NET LOSS PER SHARE

  Weighted Average # of shares

     Description
    ---------------------------------------------------------------------
     7/1/96 (beginning of Quarter)                             2,451,729
     9/30/96 (end of Quarter)                                  2,451,729
                                                               ----------
     Weighted Average                                          2,451,729
                                                               __________
     Net Income                                                  859,978
                                                               __________
     Income/share                                                    .35